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SAFECO CORPORATION AND SUBSIDIARIES
Computation of Income Per Share                                       Exhibit 11
Year Ended December 31                2000              1999                1998
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(In Millions Except Per Share Amounts)

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
BASIC NET INCOME PER SHARE OF COMMON STOCK

1. Net Income                                                       $ 114.6            $ 252.2            $ 351.9
                                                                    ---------------------------------------------

2. Average Number of Common
       Shares Outstanding                                             127.8              132.7              139.4
                                                                    ---------------------------------------------

3. Basic Net Income Per Share
       of Common Stock (L.1 /L.2)                                   $  0.90            $  1.90            $  2.52
                                                                    =============================================


DILUTED NET INCOME PER SHARE OF COMMON STOCK

1. Net Income                                                       $ 114.6            $ 252.2            $ 351.9
                                                                    ---------------------------------------------

2. Average Number of Common
       Shares Outstanding                                             127.8              132.7              139.4

3. Additional Common Shares Assumed
       Issued Under Treasury Stock Method
       (All due to employee stock options)                               --                0.1                0.5
                                                                    ---------------------------------------------

4. Diluted Average Number of Common
       Shares Outstanding                                             127.8              132.8              139.9
                                                                    ---------------------------------------------

5. Diluted Net Income Per Share
       of Common Stock (L.1 /L.4)                                   $  0.90            $  1.90            $  2.51
                                                                    =============================================
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